Exhibit 10.2
MOOG INC.
AMENDED AND RESTATED
1998 STOCK OPTION PLAN
I. PURPOSE
     1.1 General. Moog Inc., a New York corporation (the “Company”), established this 1998 Stock Option Plan (the “Plan”) to further the Company’s growth and development by providing to non-employee directors and officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company’s welfare and continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability. The Plan was amended effective May 13, 1999, to provide for accelerated vesting and an extension of the exercise period under certain circumstances. The Company now amends and restates the Plan, effective January 11, 2011, to further extend the exercise period for non-qualified stock options and to incorporate all amendments into a single document.
     1.2 Form of Options. Options granted under the Plan may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, as determined by the Committee (as defined below) at the time of grant.
II. ADMINISTRATION
     2.1 Stock Option Committee. The Plan shall generally be administered by the Stock Option Committee (“Committee”) of the Board of Directors of the Company (“Board”). The Committee shall consist of not less than two members of the Board, each of whom is a “Disinterested Board Member”. For purposes of the Plan, the term “Disinterested Board Member” means a member of the Board who (a) is not a current employee of the Company or any subsidiary of the Company (“Subsidiary”), (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a director, and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of Regulation S-K under the Securities Act of 1933, as amended. The term “Disinterested Board Member” shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”). Except as otherwise provided herein, the Committee, to be appointed by the Board, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine the individuals selected to receive options, the times when they shall receive them, the number and class of shares to be subject to each option, whether any option is an incentive stock option or a non-qualified stock option, and the option price. Notwithstanding any other provision of the Plan, non-employee directors may only be granted non-qualified stock options under the Plan, the Board must approve any grant of non-qualified stock options to a non-employee director and such non-employee director must abstain from voting on such grant.
     2.2 Rules and Regulations. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may            adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.
     2.3 Defects or Omissions. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and shall be the sole and final judge of such expediency. The Committee’s determination shall be conclusive.
III. STOCK SUBJECT TO THE PLAN
     3.1 Number of Shares. Shares of the Company’s Class A Common Stock, $1.00 par value (“Class A Common Stock”) shall be subject to the Plan. The total number of shares of Class A Common Stock which may be sold pursuant to options granted under the Plan shall not exceed 600,000 shares, as adjusted as provided in Section 3.2. The shares sold under the Plan may either be authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board shall determine to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for such purpose. In the event that any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under those options shall be available again for the purpose of the Plan.
     3.2 Adjustments. Notwithstanding any provision of the Plan, in the event of any change in any shares of the outstanding Class A Common Stock or Class B Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which options may be granted to any individual and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
IV. ELIGIBILITY AND PARTICIPATION
     4.1 Participants. Options may be granted only to non-employee directors, full-time salaried officers and key employees of the Company or any of its subsidiaries.
     4.2 Annual Limitations. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the shares of Class A Common Stock of the Company with respect to which options are exercisable for the first time by any individual during any calendar year under the Plan (and incentive stock options under all plans of the Company or of any ‘parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code) exceeds $100,000, such options shall be treated as non-qualified stock options. The maximum number of shares of Class A Common Stock with respect to which any optionee may be granted options during any calendar year shall not exceed 15,000 shares.
     4.3 Voting Power Limitation Applicable to Incentive Stock Options. If an incentive stock option is to be granted to an individual who at the time the option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (as determined under Section 424(d) of the Code), the option price set out in the applicable portion of Section 5.1 hereof shall read “but shall not be less than 110 percent of its ‘Fair Market Value"' and the period of exercise set out in the applicable portion of Section 6.1 hereof shall read “and ending not more than 5 years after the date on which option is granted”.
V. PRICE
     5.1 Determination. The purchase price of a share of Class A Common Stock under each option granted to an officer or key employee shall be determined by the Committee, but shall not be less than 100% of its Fair Market Value at the time of granting of the option, as determined in good faith by the Committee. The purchase price of a share of Class A Common Stock under each option granted to a non-employee director shall be determined by the Board, but shall not be less than 100% of its Fair Market Value at the time of granting of the option, as determined in good faith by the Board and the non-employee director shall abstain from voting on such determination.
     5.2 Payment. Upon exercise of the option the purchase price of the shares being purchased shall be paid in full with cash or with stock of the Company.
     5.3 Use of Proceeds. The proceeds from the issuance of Class A Common Stock upon the exercise of an option are to be added to the funds of the Company available for its general corporate purposes.
VI. EXERCISE OF OPTION
     6.1 Period of Exercise. Each option granted under the Plan shall be exercisable only during such period as the Committee (or the Board in the case of an option granted to a non-employee director) may determine beginning not less than one year and ending not more than ten years after the date upon which the option is granted, except as such period may be modified under the provisions of Sections 6.2 or Articles VIII or XIX hereof. Within such limits each option shall provide, as determined by the Committee (or the Board in the case of an option granted to a non-employee director), the time or times at which and the number of shares of Class A Common Stock for which it may be exercised. Unless otherwise provided in the Committee’s or the Board’s action, each option shall be exercisable in whole at any time, or in part from time to time (in blocks of 25 shares or any multiple thereof) during the term of the option. The holder of an option shall have no rights as a shareholder with respect to shares subject to the option until such shares shall have been issued to him upon exercise of the option.

     6.2 Change in Control.
     (a) In the event of a “Change in Control” (as defined below) of the Company, all outstanding, unexpired options shall become exercisable as of the date of the Change in Control.
     (b) A “Change in Control” shall be deemed to have occurred if:
     (i) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than (a) the Company or (b) any corporation owned, directly or indirectly, by the Company or the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then-outstanding securities;
     (ii) during any period of two consecutive years, there is elected 25% or more of the members of the Board of the Company without the approval or the nomination of such members by a majority of that portion of the Board consisting of members who were serving at the beginning of the two-year period;
     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such consolidation; or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) acquires more than 25% of the then-outstanding securities; or
     (iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
VII. LIMITATIONS ON TRANSFERABILITY OF OPTIONS
     7.1 General. Except as otherwise provided herein and in the option agreement, no option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during his lifetime, only by the optionee.
     7.2 Discretion to Permit Certain Transfers. Notwithstanding Section 7.1 of the Plan, the Committee (or the Board in the case of an option granted to a non-employee director) may, in its sole discretion authorize all or a portion of the options granted to an optionee to be on terms which permit the transfer by such optionee to (a) the spouse, children, grandchildren, brothers or sisters of the optionee (“Immediate Family Members”), (b) a trust or trusts for the benefit of one or more of such Immediate Family Members, or (c) a partnership in which any of such Immediate Family Members are the only partners; provided, however, that (i) there may be no consideration for such transfer and the option agreement pursuant to which such options are granted must be approved by the Committee (or the Board in the case of an option granted to a non-employee director) and (ii) subsequent transfers of transferred options shall be prohibited except transfers by will or the laws of descent and distribution. Following transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and the effects of termination of employment or termination of directorship of non-employee directors described in Article VIII or XIX, whichever is applicable, shall continue to apply to such options with respect to the original optionee or holder of the option and following any such termination, transferred options shall be exercisable by the transferee only to the extent and for the periods specified in Article VIII or XIX, whichever is applicable. Optionees transferring options in accordance with this Section 7.2 remain subject to the withholding tax requirements of Section 13.3 with respect to the transferred options.
VIII. ACCELERATION OF VESTING
     8.1 Acceleration of Vesting. Upon the occurrence of any of the following events or circumstances (“Acceleration Event”), all options granted pursuant to this Plan will thereupon vest and become immediately exercisable:
          (a) death of an officer or key employee while in the employ of the Company;
          (b) death of a non-employee director while serving as a director of the Company;
          (c) Disability (within the meaning of Section 22(e)(3) of the Code) of an officer, a key employee, or a non-employee director;
          (d) except as hereinafter otherwise provided, retirement or termination of employment with the Company by an officer or key employee for any reason;
          (e) termination of a non-employee director’s service as a director of the Company for any reason; and
          (f) Change in Control within the meaning of Section 6.2.
     8.2 Exercise Following Acceleration Event. Upon the occurrence of an Acceleration Event, outstanding incentive stock options may be exercised by the holder or by the legal representative of the option holder’s estate for a period of one year from the occurrence of the Acceleration Event, but in no event after the expiration date of the option. If an incentive stock option is exercised by an option holder more than three months after the option holder’s termination of employment with the Company for any reason other than for death or Disability, the option will be treated for tax purposes as a non-qualified stock option, in accordance with Sections 421 and 422 of the Code. Upon the occurrence of an Acceleration Event, outstanding non-qualified stock options may be exercised by the holder or by the legal representative of the option holder’s estate for a period of two years from the occurrence of the Acceleration Event, but in no event after the expiration date of the option.
     8.3 Termination for Cause. Notwithstanding the foregoing, if the employment with the Company of an officer or key employee holding options is terminated for cause, as to which the Committee will be the sole and exclusive judge, the options shall expire immediately.

IX. AMENDMENT AND TERMINATION
     9.1 Term. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on November 13, 2007 and no option shall be granted under it thereafter. The Board may, at any time prior to that date, terminate the Plan.
     9.2 Amendment The Board may also amend the Plan by making such changes and additions to it as the Board shall deem advisable; provided, however, that the Board may not, without further approval by the shareholders of the Company, adopt any amendment which, if not approved by shareholders, would cause the Plan or grants made hereunder not to be exempt from Section 16(b) of the Exchange Act pursuant to Rule I6b-3 promulgated thereunder, or any successor rule. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under the option.
X. EFFECTIVE DATE
     10.1 Shareholder Approval. The Plan shall become effective when it shall have been approved by the vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders.
XI. TIME OF GRANTING OF OPTIONS
     11.1 Formal Granting. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or the shareholders of the Company shall constitute the granting of an option hereunder. The granting of an option pursuant to the Plan and the acquisition of any rights as an option holder shall take place only when the Committee (or the Board in the case of an option granted to a non-employee director) authorizes the issuance of an option, and a formal, written and executed option agreement is delivered to the holder of the option.
     11.2 Ten Year Limit. Options may be granted under the Plan within ten years from the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier.
XII. MISCELLANEOUS PROVISIONS
     12.1 Option Date. An option shall have been deemed to have been granted on the date fixed in the resolution of the Committee (or the Board in the case of an option granted to a non-employee director) authorizing the granting of such option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the option shall be executed and delivered within thirty days therefrom, otherwise the option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.
     12.2 Indemnification of Board and Committee. Without limiting any other rights of indemnification, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein (“such claim”), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such claim, to the full extent permissible under Sections 721 through 726 of the Business Corporation Law of the State of New York; provided that within sixty days after institution of any such claim, the Board or Committee member involved offers the Company in writing the opportunity, at its own expense, to handle and defend the same.
     12.3 Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the optionee to pay to it the amount of such taxes prior to and as a condition of making such payment. The Committee (or the Board in the case of an option granted a non-employee director) may allow an optionee to pay the amount of such taxes by withholding from the shares of Common Stock to be delivered upon exercise of an option, a number of shares of Common Stock with a Fair Market Value, as determined in good faith by the Committee (or the Board in the case of an option granted to a non-employee director), equal to the amount of such taxes, or by permitting the optionee to deliver to the Company shares of Common Stock having a Fair Market Value, as determined in good faith by the Committee (or the Board in the case of an option granted to a non-employee director), equal to the amount of such taxes.